                                                                   EXHIBIT 10.40

                        INDEPENDENT CONSULTING AGREEMENT

                         DATED AS OF SEPTEMBER 16, 2002

                                    BETWEEN

-------------------------------------     ------------------------------------

         WILLIAM R. PHILLIPS                          GENCORP INC.

         2375 Fawn Hill Lane                      Hwy 50 & Aerojet Rd.
          Auburn, CA 95603            and      Rancho Cordova, CA  95670

                                                    P.O. Box 537012
          ("Consultant")                      Sacramento, CA  95853-7012

                                                     ("GenCorp")

-------------------------------------     ------------------------------------

For good and valuable consideration and intending to be legally bound, the following constitutes an INDEPENDENT CONSULTING AGREEMENT ("Agreement") between Consultant and GenCorp.

1.   GENERAL PROVISIONS

A. Subject. The subject of this Agreement is Consultant's performance of certain consulting services for GenCorp.

B. Exhibit. The parties have attached to this Agreement an exhibit ("Exhibit") which contains material provisions which are an integral part of this Agreement and are fully incorporated herein by reference.

C.   Definitions.  For purposes of this Agreement,

     (1) "Term" means the periods starting at 12:01 a.m. on the dates stated in Item No. 1A of the Exhibit and ending at 11:59 p.m. on the respective date for that period stated in Item No. 1B of the Exhibit.

     (2)  "Services" means the services described on Item No. 2 of the Exhibit.

     (3) "Fees" means payment for Services performed as stated (or computed, as applicable) as set forth in Item No. 4 of the Exhibit.

     (4)  Other terms have the meanings given them in the text.

2.   ENGAGEMENT

Pursuant to the provisions of this Agreement, GenCorp hereby engages Consultant to perform the Services during the Term and Consultant hereby accepts GenCorp's engagement.

3.   PERFORMANCE OF SERVICES

A. Performance. Consultant shall perform the Services subject to the final acceptance of the GenCorp Manager identified on Item No. 3 of the Exhibit. Consultant shall perform only those Services for which Consultant is engaged.

B. Status. Consultant shall perform Services as an independent contractor, and nothing in this Agreement, as written or as implemented, is intended to create an employer-employee, master-servant, or principal-agent relationship between GenCorp and Consultant for work performed under this Agreement.

C. Discretion. Consultant shall exercise reasonable discretion in determining how, when and where Services are performed.

D. Facilities. In performing the Services, GenCorp shall provide Consultant with all office services, equipment (including, without limitation, computer, telephone and cell phone hardware and service) and facilities to assist Consultant's performance of the Services within the Sacramento, CA area.

E. Authority. Consultant shall have no authority to enter into any agreement with any person or entity on behalf of GenCorp; nor shall Consultant represent to anyone that he or she possesses any such authority.

F. Compliance with Rules and Regulations. In performing Services at any GenCorp facility, Consultant and Consultant's employees agree to comply with all GenCorp regulations, rules of business conduct, security, safety and fire prevention requirements.

4.   COMPENSATION

A. Fees. In exchange for Consultant's agreement to be available and to render Services as directed, GenCorp shall pay Consultant the Fees as agreed in
Exhibit Item No. 4. Time spent in travel shall not be deemed time spent rendering Services, unless actual Services are performed during travel. In recognition of Consultant's Special Assignment status in Salary Continuation under the GenCorp Headquarters Voluntary Early Retirement Program (VERP), Fees paid under this Agreement shall be includable in the earnings or compensation of Consultant for the purpose of determining the amount of any benefit payable under any retirement plan of GenCorp or of any subsidiary of GenCorp.

B. Expenses. GenCorp shall reimburse Consultant for those reasonable business expenses incurred by Consultant, such as travel (including First Class air travel), lodging and meals, which are necessary to the performance of Services outside the Sacramento, CA area. Such reimbursement shall not exceed the actual dollar amount of the expense, and shall be supported by documentation acceptable to GenCorp.

C. Taxes. In recognition of Consultant's Special Assignment status in Salary Continuation under the VERP, GenCorp may withhold income taxes from the payment of Fees made to Consultant under this Agreement. Consultant shall be responsible for the payment of all taxes and other governmental charges which are not withheld by GenCorp from any payment made to Consultant under this Agreement, and Consultant hereby agrees to reimburse and indemnify GenCorp with respect to any expenses, penalties, charges or liabilities incurred by GenCorp as a result of the nonpayment of any such taxes or charges not withheld.

D. Payment. GenCorp will promptly pay Consultant the Retainer Fees for both Term Period One and Term Period Two without the requirement for any action on the part of Consultant. During Term Period Two beginning on February 1, 2003, Consultant shall present to GenCorp monthly invoices for any Additional Fees, with supporting work product documentation or time summaries evidencing Consultant's performance of Services. GenCorp will pay Consultant the Additional Fees and reimburse Consultant's reasonable business Expenses within thirty (30) days after receiving such invoices.

5.   WORK PRODUCT

A. Work Product Assigned to GenCorp. All work product, including all inventions, ideas, suggestions, works of authorship, computer programs and mask works, conceived, developed, prepared for or submitted to GenCorp by Consultant under this Agreement ("Work Product") shall belong exclusively to GenCorp, and Consultant hereby irrevocably assigns to GenCorp the ownership of any and all of his rights, title and interest in and to the Work Product.

B. Original Work Product Warranty. Consultant represents, warrants and covenants that the items prepared for or submitted to GenCorp under this Agreement shall be original work product of Consultant; no portion of such items shall be confidential and/or proprietary to Consultant and/or to any third party or protected by and copyright, trade secret or similar right of Consultant or any third party.

C. Work Product Use. No license or right granted to Consultant either expressly or by implication, estoppel or otherwise to publish, reproduce, prepare derivative works based upon, distribute copies of, publicly display, or perform, any of the Work Product. Consultant shall protect the Work Product from any disclosure not authorized by GenCorp and at GenCorp's request and upon the completion of the Services Contractor shall deliver to GenCorp all documents and other media in his possession or under his control which contain or reflect any Work Product, subject however to the following: Consultant may copy, reproduce, and retain any or all such copies of such written documents which are necessary to perform the Services until expiration of the Term, at which time Consultant shall deliver the same to GenCorp. Further, GenCorp shall have the right to inspect and verify such retained documents which shall be segregated by Consultant at all times.

6.   CONFIDENTIALITY

A. Nonuse and Nondisclosure. Consultant shall treat as confidential and protect from any disclosure or use not authorized by this Agreement any information provided by GenCorp in connection with this Agreement and any Work Product, including, but not limited to, information relating to GenCorp's technology, formulae, procedures, processes, methods, trade secrets, ideas, and inventions (the "Confidential Information"). Consultant shall only use the Confidential Information for the benefit of GenCorp and for no other purpose.

B. Permitted Uses. Notwithstanding Section 6.A., Consultant shall not be liable for disclosing or using Confidential Information if it is established that the Confidential Information disclosed or used: (a) was actually known to the Consultant before being obtained from GenCorp; (b) was or becomes generally available to the public without fault of Consultant; (c) was acquired in good faith by Consultant from a third party who rightfully possessed such information and who was not under any contractual, legal or fiduciary duty not to disclose such information; or (d) is required to be disclosed by process of law, provided that Consultant shall promptly notify and cooperate with GenCorp prior to any disclosure to allow GenCorp an opportunity to resist such uses.

C. Nonpermitted Uses. Notwithstanding Sections 6.A. and 6.B., this Agreement does not permit any use prohibited or discouraged by the legal or fiduciary duties an attorney owes to his or her client, including those rights and protections afforded by the rules of professional responsibility. At all times under this Agreement, the relationship between Consultant and GenCorp is that of an attorney to his client.

D. Return of Confidential Information. At the request of GenCorp and upon the completion of the Services, all Confidential Information in the possession, or under the control, of Consultant, including, without limitation, all papers, documents, tapes, computer databases or other media which contain or reflect Confidential Information, shall be immediately delivered to GenCorp and Consultant shall not retain any copies thereof.

E. Continuing Duties. Consultant's duties under this Section 6 will continue indefinitely, including beyond the Term hereof.

7.   TERMINATION AND CANCELLATION

A. Mutual Termination. This Agreement may be terminated at any time by mutual written agreement signed by both parties.

B. Cancellation. This Agreement may be canceled by either party if and when --

     (1) The other party has breached a material obligation under this Agreement;

     (2) The party desiring to cancel has delivered to the breaching party a written demand that the breaching party cure the breach;

     (3) The breaching party has failed to cure such breach within five (5) days after receipt of the demand; and

     (4) The party desiring to cancel then delivers to the breaching party written notice of cancellation.

C. Cancellation by GenCorp. GenCorp may also cancel and terminate this Agreement upon Thirty (30) days written notice to Consultant; however, GenCorp shall remain obligated to pay Consultant the Fees specified in Exhibit Item No. 4 notwithstanding any cancellation by GenCorp under this paragraph 7.C.

8.   MISCELLANEOUS

A. Amendments. This Agreement may be amended at any time, but only by a written agreement signed by both parties.

B. Personal Performance. This Agreement calls for the personal performance of Services by Consultant. Accordingly, Consultant may not assign any rights or delegate any duties under this Agreement to anyone without the prior written approval of GenCorp.

C. No Third Parties. This Agreement does not create any rights in or confer any benefits to anyone other than GenCorp and Consultant and his estate and heirs.

D. Governing Law and Venue. This Agreement shall be governed by the laws of the State of California, and this Agreement shall only be enforced by the courts of California. Consultant hereby agrees to comply with all laws, rules and regulations in performance of Services under this Agreement, including, without limitation, all securities laws, rules and regulations.

E. Complete Agreement. This Agreement contains the entire understanding of the parties regarding the subject of this Agreement. Accordingly, this Agreement supersedes all prior representations, warranties, covenants, commitments, guarantees or other agreements, whether oral or written, relating to the subject of this Agreement.

F. Notices. All notices required hereunder shall be deemed received no later than five (5) days after depositing said notice in the U.S. Mail, via certified mail, to the party's address stated on page one of this Agreement.

To evidence their agreement, Consultant and GENCORP INC. have signed this INDEPENDENT CONSULTING AGREEMENT below and delivered signed counterparts of this INDEPENDENT CONSULTING AGREEMENT to each other.


                                             CONSULTANT

Date:      September 16, 2002                /s/ William R. Phillips
      --------------------------------       --------------------------------


                                             GENCORP INC.

Date:      September 16, 2002                By: /s/ Gregory Kellam Scott
      --------------------------------           ----------------------------

                                       5

                                    EXHIBIT

                                       TO

                        INDEPENDENT CONSULTING AGREEMENT

                         DATED AS OF SEPTEMBER 5, 2002

                                     BETWEEN

                      WILLIAM R. PHILLIPS AND GENCORP INC.

Item No. 1 - Term


------------------------------------------------        -------------------------------------------------
           Item No. 1A - Starting Date                              Item No. 1B - Ending Date
================================================        =================================================

           PERIOD ONE:  SEPTEMBER 30, 2002                         PERIOD ONE:  DECEMBER 31, 2002
           PERIOD TWO:  JANUARY 1, 2003                            PERIOD TWO:  DECEMBER 31, 2003
------------------------------------------------        -------------------------------------------------


Item No. 2 - Services

Consultant will provide the following Services during the Term:

Provide legal advice, counseling and services, as directed, including without limitation, Services relating to the following matters:

- Development and implementation of water and environmental remediation strategies for Aerojet-General Corporation.

- Development and implementation of strategies for recovery by Aerojet-General Corporation of environmental remediation costs.

- Support for the seamless transition of the new General Counsel and Secretary of GenCorp.

Item No. 3 - GenCorp Manager

The GenCorp Manager who will provide final acceptance of the Services will be:

Gregory K. Scott, Senior Vice President, Law; General Counsel and Secretary of GenCorp Inc.

Item No. 4 - Fees

     Consultant's Fees shall be paid as follows:

     In recognition of Consultant's commitment to be available and to perform services under this Agreement, Consultant shall be paid minimum Fees of $177,000 to be disbursed in the following manner:

     Term Period One: Consultant shall be paid a retainer of $105,000 for Term Period One. The full Term Period One Retainer Fee of $105,000 shall be paid on September 30, 2002 (based on a rate of $35,000 per month), to ensure availability of Consultant to render Services as directed on an exclusive, full-time basis on GenCorp business days for the full duration of Term Period One. The Term Period One Retainer Fee shall be non-refundable regardless of the number of days actually worked by Consultant during Term Period One or in the event of the death or disability of Consultant during Term Period One. A proportionate share of the Period One Retainer Fee shall be refunded by Consultant if this Agreement is cancelled by GenCorp pursuant to paragraph 7.B. of this Agreement for breach by Consultant.

     Term Period Two: Consultant shall be paid a Term Period Two Monthly Retainer Fee of $6,000 per month for twelve months (aggregate of $72,000) to ensure Consultant's non-exclusive availability to render Services as directed for up to twenty-four full days (in full or one-half day increments) during Term Period Two at a rate of $3,000 per full day of Services (all time worked in a single day in which four or more hours are worked) and a rate of $1500 per half day of Services (time worked up to four hours in a single day). The Term Period Two Monthly Retainer Fee shall be paid to Consultant at the rate of two days Fees ($6,000) on the first day of each calendar month beginning on January 1, 2003 and ending with the payment made on December 1, 2003. The payment of each Term Period Two Monthly Retainer Fee shall cover up to two full days of Consulting Services during the month in which it is paid. In the event Consultant performs more than two days of Services in any month, those Services in excess of two days shall be promptly invoiced by Consultant to GenCorp, in accordance with paragraph 4.C. of this Agreement, as Additional Fees in full day and half day increments at the rates specified in this paragraph. All Additional Fees paid by GenCorp shall reduce GenCorp's obligation for payment of the Term Period Two Monthly Retainer Fee on a one for one basis beginning with the payment due on December 1, 2003 and working backward. (For example, if four days of Services are performed in January 2003, Consultant will be paid for the four days using the January Term Period Two Monthly Retainer Fee (two days) and two days of Additional Fees. Use of the two days of Additional Fees will cancel GenCorp's obligation to make the Term Period Two Monthly Retainer Fee payment that would have otherwise been due on December 1, 2003. Had five days of Services been performed in January 2003, Consultant would have been paid three days of Additional Fees and GenCorp would be obligated to pay a Term Period Two Monthly Retainer Fee of only $3,000 for November 2003 and no Fee for December 2003, etc.) The Term Period Two Monthly Retainer Fee payments shall be non-refundable regardless of the actual number of days worked by Consultant or in the event of the death or disability of Consultant during Term Period Two. In the event this Agreement is cancelled by GenCorp pursuant to paragraph 7.B. of this Agreement for breach by Consultant, no further payments of the remaining Term Period Two Monthly Retainer Fees shall be due hereunder.

                                AMENDMENT ONE TO

                        INDEPENDENT CONSULTING AGREEMENT

                         DATED AS OF SEPTEMBER 16, 2002

                                     BETWEEN



-----------------------------------------------------            --------------------------------------------------


                WILLIAM R. PHILLIPS                                                GENCORP INC.

                2375 Fawn Hill Lane                                            Hwy 50 & Aerojet Rd.
                  Auburn, CA 95603                       and                 Rancho Cordova, CA 95670

                                                                                  P.O. Box 537012
                   ("Consultant")                                            Sacramento, CA 95853-7012

                                                                                    ("GenCorp")
-----------------------------------------------------            --------------------------------------------------


WHEREAS, Consultant and GenCorp entered into an Independent Consulting Agreement dated as of September 16, 2002 (the "Agreement"), which provides that Consultant would perform certain independent consulting services for GenCorp during designated periods at specified pre-negotiated rates;

WHEREAS, Consultant has satisfactorily performed the Term Period One consulting services required by the Agreement; Consultant's Term Period One consulting services have been finally accepted by GenCorp; and, GenCorp has fully paid for the Term Period one consulting services as specified in the Agreement;

WHEREAS, GenCorp desires to obtain additional consulting services during Term Period Two of the Agreement at rates lower than those currently specified in the Agreement for Term Period Two and , in consideration of the additional work offered by GenCorp, Consultant is willing to perform the additional work at reduced rates.

NOW THEREFORE, for good and valuable consideration and intending to be legally bound, GenCorp and Consultant hereby agree to modify the Agreement as follows:

1.   Paragraph 4.D. of the Agreement is modified to read as follows:

     D. Payment. GenCorp has paid Consultant the Retainer Fees for Term Period One and Consultant's services for Term Period One have been finally accepted. GenCorp will promptly pay Consultant the Retainer Fees for Term Period Two A and Term Period Two B without the requirement for any action on the part of Consultant. During Term Period Two B beginning on May 1, 2003, Consultant shall present to GenCorp monthly invoices for any Additional Fees, with supporting work product documentation or time summaries evidencing Consultant's performance of Services. GenCorp will pay Consultant the Additional Fees and reimburse Consultant's reasonable business Expenses within thirty (30) days after receiving such invoices.

2. The Exhibit to the Agreement is hereby deleted, and the Amended Exhibit to Independent Consulting Agreement Dated as of September 16, 2002 Between William R. Phillips and GenCorp Inc., which is attached hereto and incorporated herein, is hereby substituted for the deleted Exhibit.

3. All other terms and conditions of the Agreement remain in full force and effect.

To evidence their agreement, Consultant and GENCORP INC. have signed this AMENDMENT ONE TO INDEPENDENT CONSULTING AGREEMENT below and delivered signed counterparts of this AMENDMENT ONE TO INDEPENDENT CONSULTING AGREEMENT to each other.


                                             CONSULTANT

Date:      January 2, 2003                   /s/ William R. Phillips
      --------------------------------       --------------------------------


                                             GENCORP INC.

Date:      January 6, 2003                   By: /s/ Gregory Kellam Scott
      --------------------------------           ----------------------------

                                       2

                                 AMENDED EXHIBIT

                                       TO

                        INDEPENDENT CONSULTING AGREEMENT

                         DATED AS OF SEPTEMBER 16, 2002

                                     BETWEEN

                      WILLIAM R. PHILLIPS AND GENCORP INC.

Item No. 1 - Term


------------------------------------------------        -------------------------------------------------
           Item No. 1A - Starting Date                              Item No. 1B - Ending Date
================================================        =================================================

           PERIOD ONE:  COMPLETE                                   PERIOD ONE:  COMPLETE
           PERIOD TWO A:  JANUARY 16, 2003                         PERIOD TWO A:  MARCH 31, 2003
           PERIOD TWO B:  APRIL 1, 2003                            PERIOD TWO B:  DECEMBER 31, 2003
------------------------------------------------        -------------------------------------------------


Item No. 2 - Services

Consultant will provide the following Services during the Term:

Provide legal advice, counseling and services, as directed, including without limitation, Services relating to the following matters:

- Development and implementation of a water strategy and an improved environmental remediation strategy for Aerojet-General Corporation in Sacramento, CA.

- Development and implementation of revised strategies for recovery by Aerojet-General Corporation of environmental remediation costs from the United States.

- Support for the seamless transition of the new General Counsel and Secretary of GenCorp.

Item No. 3 - GenCorp Manager

The GenCorp Manager who will provide final acceptance of the Services will be:

Gregory K. Scott, Senior Vice President, Law; General Counsel and Secretary of GenCorp Inc.

Item No. 4 - Fees

Consultant's Fees shall be paid as follows:

In recognition of Consultant's commitment to be available and to perform services under this Agreement, Consultant shall be paid minimum Fees of $259,000 to be disbursed in the following manner:

Term Period One: Retainer Fee of $105,000 has been paid for consulting services finally accepted by GenCorp.

Term Period Two A: Consultant shall be paid a retainer of $100,000 for Term Period Two A. The full Term Period Two A Retainer Fee of $100,000 shall be paid on or before January 10, 2003 (based on a rate of $40,000 per month), to ensure availability of Consultant to render Services as directed on an exclusive, full-time basis on GenCorp business days for the full duration of Term Period Two A. The Term Period Two A Retainer Fee shall be non-refundable regardless of the number of days actually worked by Consultant during Term Period Two A or in the event of the death or disability of Consultant during Term Period Two A. A proportionate share of the Term Period Two A Retainer Fee shall be refunded by Consultant if this Agreement is cancelled by GenCorp pursuant to paragraph 7.B. of this Agreement for breach by Consultant.

Term Period Two B: Consultant shall be paid a Term Period Two B Monthly Retainer Fee of $6,000 per month for nine months (aggregate of $54,000) to ensure Consultant's non-exclusive availability to render Services as directed for up to eighteen full days (in full or one-half day increments) during Term Period Two B at a rate of $3,000 per full day of Services (all time worked in a single day in which four or more hours are worked) and a rate of $1500 per half day of Services ( time worked up to four hours in a single day). The Period Two B Monthly Retainer Fee shall be paid to Consultant at the rate of two days Fees ($6,000) on the first day of each calendar month beginning on April 1, 2003 and ending with the payment made on December 1, 2003. The payment of each Term Two B Monthly Retainer Fee shall cover up to two full days of Consulting Services during the month in which it is paid. In the event Consultant performs more than two days of Services in any month, those Services in excess of two days shall be promptly invoiced by Consultant to GenCorp, in accordance with paragraph 4.C. of this Agreement, as Additional Fees in full day and half day increments at the rates specified in this paragraph. All Additional Fees paid by GenCorp shall reduce Consultant's obligation to work during Term Period Two B and GenCorp's obligation for payment of the Term Period Two B Monthly Retainer Fee on a one for one basis beginning with the payment due on December l, 2003 and working backward. (For example, if four days of Services are performed in April 2003, Consultant will be paid for the four days using the April Term Period Two B Monthly Retainer Fee [two days] and two days of Additional Fees. Use of the two days of Additional Fees will cancel GenCorp's obligation to make the Term Period Two B Monthly Retainer Fee payment that would have otherwise been due on December 1, 2003, and Consultant's obligation to work two days during December 2003 will likewise be cancelled. Had five days of Services been performed in April 2003, Consultant would have been paid three days of Additional Fees and GenCorp would be obligated to pay a Term Period Two B Monthly Retainer Fee of only $3,000 for November 2003 and no Fee for December 2003, etc. Consultant would be obligated to work only one day in November 2003 and none in December 2003, etc.) The Term Period Two B Monthly Retainer Fee payments shall be non-refundable regardless of the actual number of days worked by Consultant or in the event of the death or disability of Consultant during Term Period Two B. In the event this Agreement is cancelled by GenCorp pursuant to paragraph 7.B. of this Agreement for breach by Consultant, no further payments of the remaining Term Period Two B Monthly Retainer Fee shall be due hereunder.

                                       iv